Exhibit 99.3

To: All CyberSource

From: Bill McKiernan

This morning we announced that CyberSource has signed a definitive agreement to acquire Authorize.Net Holdings, Inc. I view this as one of the most exciting and important developments in the history of our company. CyberSource has long been a leader in our industry; this propels us into a higher orbit, and further enhances our competitiveness in the payment management category. Your hard work and determination have put us in a position where we could pursue this opportunity—my thanks go out to each one of you. This would not have been possible without the hard work and dedication of every person at CyberSource.

The acquisition, which is expected to close in late September or early October, combines two leaders in web-based payment. Because Authorize.Net concentrates its efforts in the small to medium end of the industry and CyberSource has specialized in the mid-sized to enterprise segment, there is little overlap. While our own efforts in the small business space are already delivering impressive growth and important strategic partnerships, this combination will bring dramatic acceleration. The combined entity will have approximately 200,000 customers. In 2006 the combined entity would have processed 1.1 billion transactions and $65 billion dollars in payment volume. Given the growth in our respective businesses, the 2007 numbers of the combined company will be substantially larger.

CyberSource and Authorize.Net are very complementary businesses. Each has a strong brand, platform, partner network and team. We intend to carefully preserve those assets and build on our respective success. This is an investment in growth and scale. The combination gives us full industry coverage, from top to bottom, with domestic and global strength. We will have more resources to innovate in an industry that demands constant change. In the coming years, as more types of global payments move to web-based IP platforms, CyberSource will be in the lead.

The transaction consists of a transfer of both stock and cash. We will issue 1.1611 shares of CyberSource common stock for every share of Authorize.Net common stock. Authorize.Net shareholders will also receive a pro-rata share of $125 million in cash that will come from the combined cash balances of both CyberSource and Authorize.Net. Based on the closing price of our stock on June 15, 2007, the deal would be valued at approximately $565 million. When the deal closes, CyberSource shareholders will own approximately 53% of the combined company and ANET shareholders will own approximately 47% of the combined company.

In 2004, Authorize.Net was bought by a holding company called Lightbridge. Over time, all but one of its holdings has been divested, leaving Authorize.Net as the only remaining property. Therefore, upon close of the acquisition, we plan to shut down the holding company operations in Marlborough, MA, for which we expect to realize $4-6 million in cost savings, without any operational impact. We do not anticipate any significant expense reductions at Authorize.Net or CyberSource. We are in a growth industry and we plan to continue to grow faster than the market. An integration planning team made up of members of both companies will begin work next week; I will keep you posted on this process as it evolves.

The transaction is expected to close in late September or early October. Until the transaction closes, both companies will operate totally independently. In the meantime, both our businesses will continue to operate under the existing financial plans, product roadmaps, etc.

We are engaged in a comprehensive communication program as you read this. The press release was issued at 5:00 a.m. Pacific Time and can be found at:

http://www.cybersource.com/cybs_acquires_anet/

Steve Pellizzer and I will be in the Authorize.Net offices in American Fork, Utah and Bellevue, Washington today, helping brief Authorize.Net employees. Scott Cruickshank will lead the all-hands meeting to be held in Mountain View today at 9:00 a.m. Pacific Time. We have scheduled an investor conference call for 1:30 p.m. Pacific Time today. Teams from Sales and Alliances started briefing our top customers and partners around the U.S. and the world this morning, and press briefings have also already begun.

This is an extraordinary step in the history of both companies. There is much work to be done before the deal closes. Then I look forward to celebrating the new CyberSource and the opportunities it will offer for our customers, our partners, our investors and our people.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this message that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the transaction being the most exciting and important development in the history of the company; (2) the transaction propelling the company into a higher orbit; (3) the deal further enhancing the company’s competitiveness; (4) the combination brining dramatic acceleration in the growth of the company’s small business segment; (5) the two businesses being highly complementary; (6) strength of each company’s brand, processing platform and team; (7) the transaction being an investment in growth and scale; (8) more types of global payments moving to web-based IP platforms and the company being in the lead; (9) combination helping secure the Company’s leadership position; and, (10) the transaction being an extraordinary step in the history of both companies. Risks, uncertainties and assumptions include the possibility that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in CyberSource’s and Authorize.Net’s Securities and Exchange Commission reports (including, but not limited to, CyberSource’s annual report on Form 10-K for the year ended December 31, 2006, and Authorize.Net’s Form 10-K for the year ended December 31, 2006, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, CyberSource’s or Authorize.Net’s results could differ materially from CyberSource’s or Authorize.Net’s expectations in these statements. Neither CyberSource nor Authorize.Net assume any obligation and they do not intend to update these forward-looking statements.

Additional Information and Where to Find It

CyberSource and Authorize.Net will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CyberSource are available free of charge by contacting Investor Relations, CyberSource Corporation, 1295 Charleston Road, Mountain View, California 94043-1307, (650) 965-6000, and documents filed with the SEC by Authorize.Net are available free of charge by contacting Investor Relations, Authorize.Net Holdings, Inc., 293 Boston Post Road, West #220, Marlborough, MA 01752, (866) 916-7380.

Participants in Solicitation

CyberSource and Authorize.Net, and their respective directors, executive officers and other possible employees and advisors, may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource and Authorize.Net in connection with the merger and related items. Information regarding the directors and executive officers of CyberSource and their ownership of CyberSource shares is set forth in the proxy statement for CyberSource’s 2007 annual meeting of stockholders, which was filed with the SEC on April 9, 2007. Information regarding the directors and executive officers of Authorize.Net and their ownership of Authorize.Net stock is set forth in the proxy statement for Authorize.Net’s 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.